UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 21, 2005


                            SILVERSTAR HOLDINGS, LTD.
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               (Exact Name of Registrant as Specified in Charter)


           Bermuda                     0-27494                       N/A
           -------                     -------                       ---
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)               File No.)              Identification No.)


Clarendon House, Church Street, Hamilton, HM CX, Bermuda

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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (441) 295-1422


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         On October 21, 2005, Silverstar Holdings, Ltd. (the "Registrant") entered into a Securities Purchase Agreement (the "Agreement") with DKR SoundShore Oasis Holding Fund Ltd. (the "Purchaser"), pursuant to which the Purchaser will invest $5,000,000 in the Registrant. The Company intends to use the proceeds from the investment for potential acquisitions or working capital.

         Upon closing of the Agreement, the Registrant will issue to the Purchaser a Variable Rate Secured Convertible Debenture (the "Debenture") in the principal amount of $5,000,000, due on or before the third anniversary of the closing. The Debenture will be convertible at any time, at the option of the Purchaser, into shares of common stock of the Registrant, par value $0.01 per share (the "Common Stock") at a conversion price of $1.738 per share. The Registrant will pay interest on the aggregate unconverted and then outstanding principal amount of the Debenture at an annual rate equal to the Prime Rate (as defined in the Debenture) plus 1.5%, or such lesser rate as set forth in the Debenture. The Registrant will pay down the Debenture in 27 equal monthly installments commencing on July 1, 2006. The Registrant will have the right to redeem the Debenture at any time pursuant to the terms and conditions of the Debenture.

         The Registrant will also issue to the Purchaser a Common Stock Purchase Warrant (the "Warrant") pursuant to which the Purchaser will be entitled to purchase from the Registrant up to 791,139 shares of Common Stock at an exercise price of $1.896 per share at any time before the fifth anniversary of the closing.

         The Registrant's obligations under the Debenture will be secured by a lien on all assets of the Registrant in favor of the Purchaser pursuant to a Security Agreement among the Registrant, all of the subsidiaries of the
Registrant and the Purchaser, and guaranteed by all the subsidiaries of the Registrant pursuant to a Subsidiary Guarantee made by the Registrant's subsidiaries in favor of the Purchaser. In addition, the obligations of the Registrant under the Debenture will be guaranteed by Mr. George Karfunkel pursuant to a Personal Guarantee between Mr. Karfunkel and the Purchaser. The consummation of the foregoing transactions is subject to customary closing conditions.

         Pursuant to the Agreement, the Registrant agreed to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date following the closing date, and in any event within 60 calendar days following the closing date, for the purpose of obtaining approval as may be required by the applicable rules and regulations of the Nasdaq SmallCap Market from the shareholders of the Registrant with respect to the foregoing transactions, including the issuance of the shares of Common Stock issuable upon exercise of the Warrant and conversion of the Debenture in excess of 19.99% of the issued and outstanding Common Stock of the Registrant on the closing date.

Item 3.02         Unregistered Sales of Equity Securities

         The information set forth in Item 1.01 of this Current Report on Form 8-k is hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits

         (c)      Exhibits

         99.1 Securities Purchase Agreement, dated October 21, 2005, between the Registrant and the Purchaser.

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 26, 2005                   SILVERSTAR HOLDINGS, LTD.


                                            By: /s/ Clive Kabatznik
                                                -------------------------------
                                                Name:  Clive Kabatznik
                                                Title: Chief Executive Officer